SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 26, 2003

Limited Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8344		31-1029810
(Commission File Number)		(IRS Employer Identification No.)

Three Limited Parkway Columbus, OH		43230
(Address of Principal Executive Offices)		(Zip Code)

(614) 415-7000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

             Item 4.  Changes in Registrant’s Certifying Accountant.

             After consideration at several recent meetings, on January 30, 2003, the Audit Committee of the Board of Directors of Limited Brands, Inc. (the “Company”) decided to request proposals from each of the four largest accounting firms including PricewaterhouseCoopers (“PwC”) to evaluate their capabilities in connection with retaining a firm to conduct the independent audit of the Company’s financial statements for the year ended January 31, 2004.

     On February 26, 2003, PwC informed the Company that it would decline to stand for reelection by the Audit Committee as the Company’s independent accountants and, therefore, would not be responding to the Company’s invitation to submit a proposal related to the fiscal year ending January 31, 2004.  PwC will remain as the Company’s independent accountants through the completion of services related to the audit of the Company’s February 1, 2003 financial statements.

     The reports of PwC on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     In connection with its audits for the two most recent fiscal years and through February 26, 2003, there have been no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC, would have caused them to make reference thereto in their report on the financial statements for such years.

     During the two most recent fiscal years and through February 26, 2003, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

     The Company has requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.  A copy of such letter, dated March 4, 2003, is filed as Exhibit 16 to this Form 8-K.

     Item 7.  Financial Statements and Exhibits.

     Exhibit 16

     Letter from PwC, dated March 4, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Limited Brands, Inc.

Date: March 4, 2003	By	/s/ V. Ann Hailey
V. Ann Hailey
Executive Vice President and Chief Financial Officer